UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________________
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): January 8, 2016

ALEXION PHARMACEUTICALS, INC.
-----------------------------------------------------------
(Exact name of registrant as specified in its charter)

Delaware	000-27756	13-3648318
------------------	------------------	---------------
(State or other jurisdiction of of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

352 Knotter Drive, Cheshire, Connecticut 06410
---------------------------------------------------------------
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:    (203) 272-2596

   Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 8, 2016, the Board of Directors of Alexion Pharmaceuticals, Inc. (Alexion) amended and restated Alexion's By-Laws (Amended and Restated By-Laws) to reduce the ownership threshold for shareholders to call a special meeting, implement proxy access bylaw provisions, make certain conforming revisions to reflect implementation of proxy access and update and clarify other provisions of the By-Laws.

Section 1.2 of the Amended and Restated By-Laws, Special Meetings, has been amended to reduce the ownership threshold for shareholders to call a special meeting of shareholders from 50% to 25% of shares entitled to vote.
Section 1.8(c) of the Amended and Restated By-Laws permits an eligible shareholder, or an eligible group of up to twenty shareholders, owning continuously for at least three years shares of Alexion’s common stock representing an aggregate of at least three percent of outstanding shares of common stock, to nominate and include in Alexion’s annual meeting proxy materials qualifying director nominees constituting up to the greater of two individuals or twenty percent of the Board, provided that the shareholder(s) and nominee(s) satisfy the requirements specified in the Amended and Restated By-Laws.
The foregoing summary of the Amended and Restated By-Laws is qualified in its entirety by reference to the full text of the Amended and Restated By-Laws filed as Exhibit 3.1 to this Current Report on Form 8-K.

Item 9.01.    Financial Statements and Exhibits.

(d)    Exhibits.

3.1    Amended and Restated By-Laws of Alexion Pharmaceuticals, Inc.

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 14, 2016	ALEXION PHARMACEUTICALS, INC.
By: /s/ Michael V. Greco Name: Michael V. Greco Title: Senior Vice President of Law and Corporate Secretary